Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
EQ/Global Bond PLUS Portfolio   (AXA-GB)
iShares Barclays Credit Bond Fund   (ISHCRED)
iShares iBoxx $ Investment Grade Corporate Bond Fund   (ISHINTOP)
CoreAlpha Bond Master Portfolio    (MIP_CORA)
iShares Barclays Intermediate Credit Bond Fund   (ISHICRED)
EQ/Franklin Core Balanced Portfolio (Barclays Agg Sleeve)   (AXA-FI)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC)
iShares Core Total U.S. Bond Market ETF   (ISHAGG)
AZL Enhanced Bond Index Fund   (AZ-CORE)
AST BlackRock Global Strategies Portfolio - Core Active  (PRU-AA-CAB)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
12-17-2012

Security Type:
BND/CORP

Issuer
Precision Castparts Corp.  (2023)

Selling Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Wells Fargo Securities,
LLC, Mizuho Securities USA Inc., U.S.
Bancorp Investments, Inc., J.P. Morgan
Securities LLC, Mitsubishi UFJ
Securities (USA), Inc. ,
PNC Capital Markets LLC, Barclays
Capital Inc., BNY Mellon Capital
Markets, LLC, Scotia Capital (USA) Inc.


Transaction Details

Date of Purchase
12-17-2012

Purchase
Price/Share
(per share / % of par)
$99.425

Total Commission, Spread or Profit
..65

1. Aggregate Principal Amount
2.
Purchased (a+b)
$35,000,000

a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$10,055,000

b. Other BlackRock Clients
$24,945,000

2. Aggregate Principal Amount of
Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.035


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years
 of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years
 of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of
 continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
12-19-2012
Global Syndicate Team Member




Approved by:
Yesenia Peluso
Date:
12-19-12
Senior Global Syndicate Team Member